EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2022-B37 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, KeyBank National Association, as Primary Servicer for the Bell Works Mortgage Loan, KeyBank National Association, as Special Servicer for the Bell Works Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Bell Works Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Bell Works Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Bell Works Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the PentaCentre Office Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the PentaCentre Office Mortgage Loan, Wilmington Trust, National Association, as Trustee for the PentaCentre Office Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the PentaCentre Office Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the PentaCentre Office Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the One Campus Martius Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the One Campus Martius Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One Campus Martius Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the One Campus Martius Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the One Campus Martius Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Katy Mills Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Katy Mills Mortgage Loan on and after March 1, 2025, Greystone Servicing Company LLC, as Special Servicer for the Katy Mills Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Katy Mills Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Katy Mills Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Katy Mills Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Katy Mills Mortgage Loan, KeyBank National Association, as Primary Servicer for the Park West Village Mortgage Loan, KeyBank National Association, as Special Servicer for the Park West Village Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Park West Village Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Park West Village Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Park West Village Mortgage Loan, KeyBank National Association, as Primary Servicer for the A&R Hospitality Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the A&R Hospitality Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the A&R Hospitality Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the A&R Hospitality Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the A&R Hospitality Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Tanger Outlets Columbus Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Tanger Outlets Columbus Mortgage Loan on and after March 1, 2025, KeyBank National Association, as Special Servicer for the Tanger Outlets Columbus Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Tanger Outlets Columbus Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Tanger Outlets Columbus Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Tanger Outlets Columbus Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Tanger Outlets Columbus Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Concord Mills Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Concord Mills Mortgage Loan on and after March 1, 2025, KeyBank National Association, as Special Servicer for the Concord Mills Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Concord Mills Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Concord Mills Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Concord Mills Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Concord Mills Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Riverport Tower Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Riverport Tower Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Riverport Tower Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Riverport Tower Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the Riverport Tower Mortgage Loan

Date: March 18, 2026

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)